OFFER BY
                            NATIONAL BANKSHARES, INC.
                        TO PURCHASE FOR $28.00 PER SHARE
                                      UP TO
                       200,000 SHARES OF ITS COMMON STOCK

To Our Clients:

        Enclosed for your consideration is the Offer to Purchase dated March 15, 1999, and a related Letter of Transmittal (which together constitute the "Offer"), relating to the offer by National Bankshares, Inc. (the "Company") to purchase up to a maximum of 200,000 shares of its common stock (the "Shares"). The Offer to Purchase and the Letter of Transmittal are being forwarded to you as the beneficial owner of shares held by us in your account but not registered in your name. A tender of such shares can be made only by us, since we are the holder of record, but only pursuant to your instructions.

        We request your instructions as to whether you wish to tender any or all shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the offer.

        Your attention is called to the following:

        1. Shareholders may tender shares at a price of $28.00 net per share. To the best of the Company's knowledge, the most recent trade for the Company's common stock was for 800 shares at $22.75 per share on March 8, 1999.

        2. The offer is not conditioned upon any minimum number of shares being tendered, but up to 200,000 shares may be purchased.

        3. Tendering shareholders will not be obligated to pay brokerage commissions, solicitation fees, or (subject to Instruction 7 of the Letter of Transmittal) stock transfer taxes on the purchase of shares by the Company pursuant to the offer. However, backup withholding at a 31% rate may be required, unless an exemption is proved or unless the required tax identification information is provided. See Instruction 9 to the Letter of Transmittal.

        4. The withdrawal deadline and expiration date of the offer are both April 30, 1999, at 5:00 p.m., Eastern Daylight Time (unless extended).

        5. Shares must be validly tendered prior to April 30, 1999, 5:00 p.m., Eastern Daylight Time, to ensure that at least a portion of such shares tendered will be purchased by the Company.

YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

        If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, and returning to us the attached instruction form. An envelope to return your instructions is enclosed. If you authorize us to tender your shares, all such shares will be tendered unless otherwise specified. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender shares.


                                  INSTRUCTIONS

        The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated March 15, 1999, and the related Letter of Transmittal (which together constitute the "Offer"), relating to the offer by National Bankshares, Inc. (the "Company") to purchase up to 200,000 shares of its common stock (the "Shares").

        This will instruct you to tender the number of shares indicated (or, if no number is indicated below, all shares), which are held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the offer.

Aggregate number of shares to be tendered* by us:_____________________________

        *Unless otherwise indicated above, it will be assumed that all of your shares held by us are to be tendered.

                                    ODD LOTS

        [ ] By checking this box, the undersigned represents that the undersigned owned beneficially or of record as of March 15, 1999 an aggregate of less than 100 shares and is tendering all such shares.

                                    SIGN HERE


Signature:___________________________________________________________________

Name(s):_____________________________________________________________________
                             (Please Print or Type)

Address:_____________________________________________________________________

        _____________________________________________________________________
               (City)                       (State)       (Zip Code)

Area Code and
Telephone No.: (________) ________________

Tax Identification or Social Security No.:

____________________________________________

Dated:______________________________________